Exhibit 99.1

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

Shlomo Yanai Joins Sagent Pharmaceuticals Board of Directors

SCHAUMBURG, Ill., April 16, 2015 – Sagent Pharmaceuticals, Inc. (Nasdaq: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced that Shlomo Yanai has been appointed to its Board of Directors effective April 15, 2015.

“We are delighted to have an industry leader of Shlomo’s caliber join the Board,” said Frank Kung, Chairman of the Board of Sagent. “His extensive knowledge of the global generic pharmaceutical industry and broad strategic experience in helping companies successfully execute aggressive growth strategies will be invaluable to Sagent going forward. We look forward to benefiting from his contributions and advice as we pursue the next stage of our corporate evolution.”

“I have been impressed with Sagent’s unique business model, growth strategy and strong leadership team,” said Shlomo Yanai. “I look forward to working with the Company to build upon its success in the years ahead and help guide it to its next level of performance.”

Mr. Yanai, 63 served as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. from 2007 until 2012. Under his leadership Teva grew revenue from $8.4 billion to $18.3 billion and increased earnings from $1.9 billion to $4.4 billion through a combination of organic and external growth programs. Prior to joining Teva, Mr. Yanai was President and CEO of Makhseshim Agan Industries from 2003 till 2006. Mr. Yanai began his career with the Israel Defense Forces, where he retired with the rank of Major General. He is currently the Chairman of the Board of the Cambrex Corporation, Chairman of the Board of Protalix Biotherapeutics, Vice Chairman of the Rothschild Caesarea Foundation and a Board member at Lumenis and Quinpario Acquisition Corp. 2. Mr. Yanai is a graduate of the Harvard Business School’s AMP program (2001), holds a Master’s degree (MPA) from the George Washington University in National Resource Administration (1990). His B.A. cum laude is in Political Science and Economics from Tel Aviv University (1983) and he is a graduate of the U.S. National Defense University- War College (1989).

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a global specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2015 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

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